LETTER TO CLIENTS Exhibit (a) (5)

EMERITUS CORPORATION

LETTER TO CLIENTS

OFFER TO EXCHANGE

6.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2008

FOR ALL ITS OUTSTANDING

6.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006

PURSUANT TO THE OFFERING MEMORANDUM

DATED OCTOBER 18, 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 16, 2005 UNLESS EXTENDED OR EARLIER TERMINATED

To Our Clients:

Enclosed for your consideration is an Offering Memorandum, dated October 18, 2005 (the "Offering Memorandum"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Emeritus Corporation ("Emeritus") to exchange our 6.25% Convertible Subordinated Debentures due 2008 for all its outstanding 6.25% Convertible Subordinated Debentures due 2006 (the "Existing Debentures"), upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Existing Debentures carried by us in your account but not registered in your name. A tender of such Existing Debentures may only be made by us as the registered holder and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Memorandum and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern time, on November 16, 2005, unless extended by Emeritus (as it may be extended, the "Expiration Date"). Any Existing Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date or at any time after December 14, 2005if Emeritus has not accepted the tendered Existing Debentures for exchange by that date.

1. The Exchange Offer is for all Existing Debentures, of which there are $32,000,000 in principal amount outstanding.

2. The Exchange Offer is subject to certain conditions set forth in the section of the Offering Memorandum entitled "The Exchange Offer — Conditions to the Exchange Offer."

3. Any transfer taxes incident to the transfer of the Existing Debentures from the holder to Emeritus will be paid by Emeritus, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., Eastern time, on the Expiration Date, unless extended by Emeritus.

LETTER TO CLIENTS Exhibit (a) (5)

PLEASE READ THE OFFERING MEMORANDUM

If you wish to tender your Existing Debentures, please so instruct us by completing, executing and returning to us the instruction form on the last page of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Debentures.

If we do not receive written instructions in accordance with the procedures presented in the Offering Memorandum and the Letter of Transmittal, we will not tender any of the Existing Debentures on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Debentures held by us for your account, upon and subject to terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

Please carefully review the enclosed material as you consider the Exchange Offer.

Very truly yours,

LETTER TO CLIENTS Exhibit (a) (5)

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Emeritus with respect to the Existing Debentures. This will instruct you to tender the Existing Debentures held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

Please tender the Existing Debentures held by you for my account as indicated below:

The aggregate face amount of Existing Debentures held by you for the account of the undersigned is (fill in amount):

Title of Series	Principal Amount (FILL IN AMOUNT)
6.25% Convertible Subordinated Debentures due 2006	$__________________________________________

WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

TO TENDER all of the Existing Debentures held by you for the account of the undersigned.

TO TENDER the following Existing Debentures held by you for the account of the undersigned (insert principal amount of Existing Debentures to be tendered (if any)):

Title of Series	Principal Amount (FILL IN AMOUNT)
6.25% Convertible Subordinated Debentures due 2006	$___________________________________________

NOT TO TENDER any Existing Debentures held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print): _________________________________________________________________________________

Signature(s): _______________________________________________________________________________________________________

Address:__________________________________________________________________________________________________________
            _____________________________________________________________________________________________

Telephone Number: __________________________________________________________________________________________________

Taxpayer Identification or Social Security Number: ___________________________________________________________________________

Date:____________________________________________   , 2005